SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 20, 2003

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

     (650)  843-2800

     (Registrant’s telephone number, including area code)

Item 5. Other Events.

     On May 20, 2003, Connetics Corporation announced that it intends to raise approximately $75 million through an offering of five-year notes that are convertible into shares of Connetics common stock, subject to market and other conditions. Connetics may raise up to an additional $10 million upon exercise of an over-allotment option in connection with the offering. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 20, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

	By:	/s/ John L. Higgins

John L. Higgins
Executive Vice President, Finance
and Corporate Development and
Chief Financial Officer
Date: May 21, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 20, 2003.